Exhibit 10.2

TRADEMARK SECURITY AGREEMENT

WHEREAS, PANTHER II TRANSPORTATION, INC., an Ohio corporation (“Grantor”), owns the Trademarks, Trademark registrations, and Trademark applications listed on Schedule 1 annexed hereto, and is a party to the Trademark licenses listed on Schedule 1 annexed hereto; and

WHEREAS, Grantor, as Borrower, has entered into an Amended and Restated Credit Agreement dated as of January 11, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with Antares Capital Corporation, as agent (“Agent”) for the benefit of all financial institutions that from time to time become lenders under the Credit Agreement (collectively, the “Lenders”), and as a Lender, providing for extensions of credit and other financial accommodations to be made to Borrower by Lenders; and

WHEREAS, pursuant to the terms of a Security Agreement dated as of June 10, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), between Borrower and Agent (in such capacity, “Grantee”), Grantor has granted to Grantee for the benefit of Agent and Lenders a security interest in substantially all the assets of Grantor including all right, title and interest of Grantor in, to and under all now owned and hereafter acquired Trademarks (as defined in the Security Agreement), Trademark registrations, Trademark applications (other than intent-to-use applications) and Trademark licenses by Grantor, together with the goodwill of the business symbolized by Grantor’s Trademarks, and all proceeds thereof, to secure the payment of the “Liabilities” (as defined in the Security Agreement);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to Grantee a continuing security interest in all of Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether presently existing or hereafter created or acquired:

(1) each Trademark, Trademark registration and Trademark application (other than any intent-to-use applications), including, without limitation, the Trademarks, Trademark registrations (together with any reissues, continuations or extensions thereof) and Trademark applications referred to in Schedule 1 annexed hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark, Trademark registration and Trademark application;

(2) each Trademark license licensed by Grantor and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark license licensed by Grantor; and

(3) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (a) infringement or dilution of any Trademark or Trademark registration including, without limitation, the Trademarks and Trademark registrations referred to in Schedule 1 annexed hereto, the Trademark registrations issued with respect to the Trademark applications referred in Schedule 1 and the Trademarks licensed by Grantor under any Trademark license, or (b) injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed by Grantor under any Trademark license.

This security interest is granted in conjunction with the security interests granted to Grantee pursuant to the Security Agreement and is not intended to increase the rights of Grantee or the obligations of Grantor beyond the rights and obligations contained in the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Grantee with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be duly executed by its duly authorized officer on this 11th day of January, 2006.

PANTHER II TRANSPORTATION, INC., an Ohio corporation

By:	/s/ John J. Sliter
Name:	John J. Sliter
Its:

Acknowledged:

ANTARES CAPITAL CORPORATION, a Delaware corporation, as Agent

By:	/s/ Daniel B. Glickman
Name:	Daniel B. Glickman
Title:	Director

ACKNOWLEDGMENT

STATE OF OHIO	)
Medina )ss.
COUNTY OF	)

On the 10th day of January, 2006, before me personally appeared John J. Sliter, to me personally known or proved to me on the basis of satisfactory evidence to be the person described in and who executed the foregoing instrument, who being by me duly sworn, did depose and say that he is              of Panther II Transportation, Inc., an Ohio corporation described in and which executed the foregoing instrument; that the said instrument was signed on behalf of said corporation by order of its Board of Directors; and that he acknowledged said instrument to be the free act and deed of said corporation.

/s/ Jacqueline Laubenthal
Notary Public

{Seal}

My commission expires:
JACQUELINE LAUBENTHAL
RESIDENT SUMMIT COUNTY
MY COMMISSION EXPIRES 06-04-08

IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be duly executed by its duly authorized officer on this 11th day of January, 2006.

PANTHER II TRANSPORTATION, INC., an Ohio corporation

By:
Name:
Its:

Acknowledged:

ANTARES CAPITAL CORPORATION, a Delaware corporation, as Agent

By:	/s/ Michael P. King
Name:	Michael P. King
Title:	Director

Schedule 1 to Trademark Security Agreement

U.S. TRADEMARK REGISTRATIONS

MARK	REG. NO.	DATE
ELITE SERVICES	App. No. 78762130	11/29/05

FOREIGN TRADEMARK REGISTRATIONS

U.S. TRADEMARK APPLICATIONS

FOREIGN TRADEMARK APPLICATIONS

TRADEMARK LICENSES

Name of Agreement	Parties	Date of Agreement